EXHIBIT 99.2

INDEX TO P&H SOLUTIONS, INC. FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors

P&H Solutions, Inc.

Newton, Massachusetts

We have audited the accompanying balance sheets of P&H Solutions, Inc. (a Delaware corporation) as of December 31, 2005 and 2004, and the related statements of income, stockholders’ deficit and cash flows for the years then ended.  These financial statements are the responsibility of P&H Solutions, Inc.’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of P&H Solutions, Inc. as of December 31, 2005 and 2004 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/  VITALE, CATURANO & COMPANY, LTD.

March 10, 2006

Boston, Massachusetts

P&H SOLUTIONS, Inc,

Balance Sheets

December 31, 2005 and 2004

	2005	2004
Assets
Current assets:
Cash and cash equivalents	$8,128,960	$3,086,509
Accounts receivable, net of allowance of approximately $237,000 at December 31, 2005 and 2004	7,398,978	6,561,218
Prepaid expenses and other current assets	1,045,829	502,349
Deferred tax asset	1,349,000	—
Total current assets	17,922,767	10,150,076
Property and equipment, at cost
Computer equipment	7,123,868	4,181,157
Computer software	3,821,617	1,795,585
Furniture and fixtures	467,216	465,766
	11,412,701	6,442,508
Less — accumulated depreciation	5,610,007	4,390,343
Net property and equipment	5,802,694	2,052,165
Other assets	198,172	154,373
Total assets	$23,923,633	$12,356,614

Liabilities and Stockholders’ deficit
Current liabilities:
Accounts payable	$1,588,015	$1,013,239
Accrued liabilities	3,588,495	4,294,390
Current portion of capital lease obligations	1,392,888	146,022
Current portion of software license obligation	—	99,682
Deferred maintenance revenue	5,795,787	4,924,789
Other deferred revenue	8,712,629	6,391,275
Total current liabilities	21,077,814	16,869,397
Long-term liabilities:
Capital lease obligations, net of current portion	2,621,457	356,159
Line of credit/term note	3,000,000	3,000,000
Investor loan	1,669,342	1,669,556
Accrued interest on long-term liabilities	215,346	81,808
Total long-term liabilities	7,506,145	5,107,523
Commitments and contingencies (Note 5)
Stockholders’ deficit
Series A convertible preferred stock, $0.01 par value; Authorized, issued and outstanding — 8,850,026 shares at December 31, 2005 and 2004 (liquidation preference of $21,985,048)	88,500	88,500
Series B convertible preferred stock, $0.01 par value; Authorized, issued and outstanding — 58,099,748 shares at December 31, 2005 and 2004 (liquidation preference of $7,165,687)	580,997	580,997
Series C convertible preferred stock, $0.01 par value: Authorized — 22,761,876 shares; issued and outstanding — 18,557,271 and 18,457,001 shares at December 31, 2005 and 2004	185,573	184,570
Common stock, $0.01 par value; Authorized -120,000,000 shares; issued and outstanding — 7,801,725 and 7,767,750 shares at December 31, 2005 and 2004, respectively	78,018	77,678
Additional paid-in capital	28,625,912	26,342,610
Accumulated deficit	(34,219,326)	(36,894,661)
Total stockholders’ deficit	(4,660,326)	(9,620,306)

Total liabilities and stockholders’ deficit	$23,923,633	$12,356,614

The accompanying notes are an integral part of these financial statements.

P&H SOLUTIONS, Inc,

Statements of Income

Years Ended December 31, 2005 and 2004

	2005	2004

Revenues:
ASP Fees	$15,532,416	$10,998,924
Maintenance and support	6,228,023	6,245,833
Professional services	9,662,897	5,874,185
License	1,988,948	4,162,256
Other	604,426	743,584
Total revenues	34,016,710	28,024,782

Cost of revenues	6,411,265	5,140,957

Gross profit	27,605,445	22,883,825

Operating expenses:
Product development	12,938,054	11,446,409
General and administrative	4,085,777	3,297,653
Selling and marketing	5,336,451	4,888,021
Depreciation and amortization	1,219,666	699,495
Total operating expenses	23,579,948	20,331,578

Income from operations	4,025,497	2,552,247

Interest expense, net	(324,040)	(741,932)

Income before income taxes	3,701,457	1,810,315

Provision (benefit) for income taxes	(1,249,772)	24,523

Net income	$4,951,229	$1,785,792

The accompanying notes are an integral part of these financial statements.

P&H SOLUTIONS, Inc,

Statements of Stockholders’ Deficit

Years Ended December 31, 2005 and 2004

	Series A Convertible		Series B Convertible		Series C Convertible
	Preferred Stock		Preferred Stock		Preferred Stock		Common Stock
	Number of	Par	Number of	Par	Number of	Par	Number of	$0.01 Par	Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Value	Shares	Value	Shares	Value	Shares	Value	Capital	Deficit	Deficit

Balance, December 31, 2003	8,850,026	$19,347,742	—	$—	—	$—	17,552,140	$175,522	$68,050	$(37,299,655)	$(17,708,341)

Accretion and dividends on convertible preferred stock	—	392,815	—	—	—	—	—	—	987,983	(1,380,798)	—

Elimination of redemption rights on Series A preferred stock	—	(19,652,057)	—	—	—	—	—	—	19,652,057	—	—

Conversion of debt into Series B convertible preferred stock, net of issuance costs of $478,905	—	—	58,099,748	580,997	—	—	—	—	5,390,098	—	5,971,095

Issuance of Series C preferred stock pursuant to recapitalization	—	—	—	—	17,482,515	174,825	(17,482,515)	(174,825)	—	—	—

Exercise of stock options	—	—	—	—	974,486	9,745	7,698,125	76,981	5,700	—	92,426

Compensation expense related to issuance of stock options	—	—	—	—	—	—	—	—	238,722	—	238,722

Net income	—	—	—	—	—	—	—	—	—	1,785,792	1,785,792

Balance, December 31, 2004	8,850,026	88,500	58,099,748	580,997	18,457,001	184,570	7,767,750	77,678	26,342,610	(36,894,661)	(9,620,306)

Dividends of convertible preferred stock	—	—	—	—	—	—	—	—	2,275,894	(2,275,894)	—

Exercise of stock options	—	—	—	—	100,270	1,003	33,975	340	7,408	—	8,751

Net income	—	—	—	—	—	—	—	—	—	4,951,229	4,951,229

Balance, December 31, 2005	8,850,026	$88,500	58,099,748	$580,997	18,557,271	$185,573	7,801,725	$78,018	$28,625,912	$(34,219,326)	$(4,660,326)

The accompanying notes are an integral part of these financial statements.

P&H SOLUTIONS, Inc,

Statements of Cash Flows

Years Ended December 31, 2005 and 2004

	2005	2004
Cash flows from operating activities:
Net income	$4,951,229	$1,785,792
Adjustments to reconcile net income to net cash provided by operating activities:
Noncash compensation expense	—	238,722
Depreciation and amortization	1,219,666	699,495
Gain on revision of software license obligation	—	(278,193)
Noncash interest expense on software license obligation	318	57,656
Noncash interest expense on investor loan	133,324	546,808
Allowance for doubtful accounts	—	(4,174)
Accrued income	(178,994)	(130,095)
Noncash interest earned	(11,697)	—
Benefit for deferred income taxes	(1,349,000)	—
Changes in current assets and liabilities:
(Increase) decrease in:
Accounts receivable	(837,760)	(2,747,465)
Prepaid expenses and other current assets	111,268	136,044
Other assets	(43,799)	2,758
Increase (decrease) in:
Accounts payable	574,776	235,934
Accrued liabilities	(705,895)	(37,206)
Deferred maintenance revenue	870,998	723,983
Other deferred revenue	2,321,354	11,515
Net cash provided by operating activities	7,055,788	1,241,574

Cash flows from investing activities:
Purchases of property and equipment	(1,467,415)	(1,259,975)
Net cash used in investing activities	(1,467,415)	(1,259,975)

Cash flows from financing activities:
Proceeds from term note	3,000,000	—
Payments on line of credit	(3,000,000)	—
Principal payments on capital lease obligations	(454,673)	(54,608)
Payments on software license obligations	(100,000)	(1,000,000)
Proceeds from exercise of stock options	8,751	92,426
Equity issuance costs	—	(478,905)
Net cash used in financing activities	(545,922)	(1,441,087)
Net increase (decrease) in cash and cash equivalents	5,042,451	(1,459,488)
Cash and cash equivalents, beginning of year	3,086,509	4,545,997
Cash and cash equivalents, end of year	$8,128,960	$3,086,509

The accompanying notes are an integral part of these financial statements.

P&H SOLUTIONS, Inc,

Statements of Cash Flows (continued)

Years Ended December 31, 2005 and 2004

	2005	2004
Supplemental disclosure of cash flow information:

Cash paid for interest	$373,186	$199,764

Cash paid for income taxes	$123,576	$—

Supplemental disclosure of noncash investing and financing activities:

Acquisition of equipment under capital lease	$3,502,780	$468,649

Dividends on Series A convertible preferred stock	$1,196,523	$1,254,968

Dividends on Series B convertible preferred stock	$1,079,371	$125,830

Conversion of investor loan	$—	$6,450,000

The accompanying notes are an integral part of these financial statements.

P&H SOLUTIONS, INC.

Notes to Financial Statements

Years Ended December 31, 2005 and 2004

1.                                     OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Operations

P&H Solutions, Inc. (the Company), formerly Politzer & Haney, Inc. is incorporated in Delaware.  In 2004 the Company formally changed its name to P&H Solutions, Inc.

Serving financial institutions including banks, brokerage firms and credit unions, the Company supplies comprehensive internet business banking products and services. With proven product functionality and scalability, the Company’s Web Cash Manager product suite can be packaged for small, medium and large customers based on their business needs due to its flexible architecture and modular design.

Products can be licensed and implemented in-house utilizing the Company’s standardized methodology or on an ASP (Application Service Provider) basis using the Company’s certified hosting partner, NCR.  In addition, the Company’s service offering includes professional implementation services, complete client support services, education and training.

In 2004, the Company completed a financing with existing investors which included the conversion of certain investor loans and accrued interest into Series B convertible preferred stock with the balance of approximately $1,600,000 remaining as an investor loan, the conversion of certain common stock into Series C convertible preferred stock, the elimination of redemption rights on the Series A convertible preferred stock and the issuance of Series C preferred stock options (the Financing) (see Notes 3, 6, and 7).

The accompanying financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying financial statements and notes.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

The Company generates revenues from licensing its software products to customers or through ASP hosting arrangements, and also by providing professional services, training, maintenance and support services.  The Company generally recognizes license revenue in accordance with Statement of Position (SOP) No. 97-2, Software Revenue Recognition, and SOP No. 98-9, Software Revenue Recognition, With Respect to Certain Transactions.  Certain license arrangements involving significant customization or other milestones are accounted for using percentage of completion accounting under SOP 81-1.

In accordance with SOP 97-2, the Company recognizes software license fees upon execution of a signed license agreement and delivery of the software and, provided that there are no significant post-delivery obligations, the payment is fixed and determinable and collection is probable.  If an acceptance period is required, revenues are recognized upon customer acceptance.

The Company applies Emerging Issues Task Force (EITF) 00-3, Application of AICPA Statement of Position 97-2, Software Revenue Recognition, Arrangements That Include the Right to Use Software Stored on Another Entity’s Hardware for ASP hosting-related revenues.

The Company recognizes ASP hosting-related revenues including licensing and processing charges as time or effort-based service fees over the length of the contract.  The Company recognizes revenue on this basis because the customers do not have the contractual right to take possession of the software at any time during the hosting period or they will incur costs if they elect to take possession of the software.

Maintenance and customer support fees are recognized ratably over the term of the maintenance contract on a straight-line basis.

Professional service revenue includes product consulting, implementation, project management, professional services and training.  Professional service revenues are recognized as the services are performed for time-and-materials contracts when the services have stand-alone value. The Company recognizes professional service revenue that do not have stand-alone value over the term of the license agreement. Revenue is recognized on the percentage-of-completion method for fixed-fee contracts.  If conditions for acceptance exist, professional service revenues are recognized upon customer acceptance. Training revenues are recognized as the services are provided.

For arrangements with multiple elements, revenue is allocated to each element of a transaction based upon its fair value.  If fair value cannot be determined, revenue is deferred until all elements are delivered and services provided.

Payments received from customers in advance of revenue recognition are treated as deferred maintenance or other deferred revenue.

Substantially all of the amounts included in cost of revenues represent direct costs related to the delivery of licensing, professional services, training, maintenance and customer support.

The Company records the billing for out-of-pocket expenses in other revenues and the cost of the revenues in accompanying statement of operations, in accordance with the Emerging Issues Task Force released issued 01-14, Income Statement Characterization of Reimbursements Received for “Out-of-Pocket” Expenses Incurred.

Cash and Cash Equivalents

The Company considers highly liquid investments purchased with original maturities at the date of acquisition of three months or less to be cash equivalents.  Cash equivalents primarily consist of money market funds that are readily convertible to cash at December 31, 2005 and 2004.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances.  An allowance for doubtful accounts is provided for those accounts receivable considered to be uncollectible based upon historical experience and management’s evaluation of outstanding accounts receivable at the end of the year.  Bad debts are written off against the allowance when identified.

Property and Equipment

Property and equipment is stated at cost.  The Company provides for depreciation by charges to operations in amounts estimated to allocate the cost of the assets, using the straight-line method, over their estimated useful lives, as follows:

Computer equipment	3 years
Computer software	5 years
Furniture and fixtures	7 years

Depreciation and amortization expense for the years ended December 31, 2005 and 2004 is $1,219,666 and $699,495, respectively.

Software Development Costs

Costs associated with the development of computer software to be sold or licensed are expensed prior to the establishment of technological feasibility, as defined by Statement of Financial Accounting Standard (SFAS) No. 86, Accounting for the Cost of Computer Software to be Sold, Leased or Otherwise Marketed.  Costs incurred subsequent to the establishment of technological feasibility and prior to the general release of the products are capitalized. No material costs were eligible for capitalization under SFAS No. 86 during the years ended December 31, 2005 and 2004.

Stock-Based Compensation for Employees

The Company has adopted SFAS No. 123, Accounting for Stock-Based Compensation.  SFAS No. 123 provides a fair-value-based method of accounting for employee stock options and other stock-based compensation. As permitted by SFAS No. 123, the Company accounts for stock based compensation in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees, and elected the disclosure-only alternative of SFAS No. 123 (see Note 7).

Common stock options granted in 2005 have been valued for disclosure purposes using the Black-Scholes option pricing model prescribed by SFAS No. 123.  The assumptions used for the year ended December 31, 2005 and 2004 and weighted average information are as follows:

	2005	2004

Risk-free interest rate	3.74 - 4.45%	3.73 - 4.33%
Expected dividend yield	—	—
Expected lives	7 years	7 years
Expected volatility	—	—
Weighted average fair value of options granted	$0.01	$0.01
Weighted average remaining contractual life of options outstanding (in years)	4.5	4.9

The Company did not record any compensation expense during 2005 and 2004 related to the common stock option plan.

Series C options granted in 2005 and 2004 (discussed further in Note 7) have been valued for disclosure purposes using the Black-Scholes option pricing model prescribed by SFAS No. 123.  The assumptions used for the year ended December 31, 2005 and 2004 and weighted average information are as follows:

	2005	2004
Risk-free interest rate	3.74 - 4.26%	4.03-4.34%
Expected dividend yield	—	—
Expected lives	7 years	7 years
Expected volatility	—	—
Weighted average fair value of options granted	$0.02	$0.02
Weighted average remaining contractual life of options outstanding (in years)	8.4	9.4

The Company recorded $0 and $238,722 of compensation expense during 2005 and 2004 related to Series C stock option plan.

Had compensation cost for these options been determined consistent with SFAS No. 123, the Company’s net income would have been affected as follows:

	2005	2004

Net income as reported	$4,951,229	$1,785,792

Pro forma net income	$4,923,195	$1,751,668

Concentrations of Credit Risk and Significant Customers

Financial instruments that subject the Company to credit risk consist of cash and cash equivalents and accounts receivable.  The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits.  The Company has not experienced any losses in such accounts.  The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.  Concentration of credit risk, with respect to cash and cash equivalents, is limited because the Company places its investments in highly rated institutions.  With respect to its accounts receivable, the Company historically has not experienced any significant losses related to individual customers or groups of customers in any particular industry or geographic area.

The Company had one customer who accounted for 17% and 19% of accounts receivable at December 31, 2005 and 2004, respectively.  The Company had two customers that represented 14% and 10%, respectively, of revenue during the year ended December 31, 2005. No customers represented a significant portion of revenues in 2004.

At December 31, 2005 and 2004, prepaid expenses and other current assets also included approximately $504,000 and $325,000, respectively, of unbilled revenue relating to long-term contracts, which management believes are fully realizable.

Reclassifications

Certain prior-year amounts have been reclassified to conform to the current year’s presentation.

New Accounting Pronouncements

In December 2004, FASB issued SFAS No. 123(R), Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R), supersedes Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS NO. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No.123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. SFAS No.123(R) is effective for fiscal periods beginning after December 15, 2005.  The Company is currently evaluating the impact that this statement will have on its financial condition or results of operations.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections (SFAS 154), a replacement for APB Opinion No. 20, Accounting Changes (APB 20), and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. This statement changes the requirements for the accounting for and reporting of a change in accounting principle. It applies to all voluntary changes in accounting principle as well as to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. This statement requires voluntary changes in accounting principles be recognized retrospectively to financial statements for prior periods, rather than recognition in the net income of the current period. Retrospective application requires restatements of prior period financial statements as if that accounting principle had always been used. This statement carries forward without change the guidance contained in APB 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate. We are required to adopt the provisions of SFAS 154 for accounting changes and corrections of errors made in fiscal years beginning after December 31, 2005. At this time, the Company does not believe the adoption of this standard will have a material impact on the results of operations.

2.                                      SOFTWARE LICENSE AGREEMENT

In March 2001, the Company entered into a General Sales and Services Agreement (License Agreement) with a software vendor to purchase a limited, nonexclusive and nontransferable license to use the purchased software as an integrated middleware software platform within the Company’s wcmHostLink interface software.  In connection with the original License Agreement and related amendment, the Company committed to purchase licenses at set quantities through December 31, 2005 for a total contract value of $2.1 million.  The present value of the related liability was recorded based on the minimum purchase commitments over the term of the commitment utilizing an interest rate of 8%. During 2004, the Company and the software vendor amended the agreement, and in return for accelerated payments made by the Company of $1,100,000 of which $100,000 and $1,000,000 was paid in 2005 and 2004, respectively. The remaining obligation at the date the agreement was entered into was reduced by $278,193. The reduction in license cost was recorded as reduction in general and administrative expense in 2004.

The Company recorded the related interest expense over the term of the agreement.  During fiscal 2005 and 2004, the Company charged approximately $318 and $58,000, respectively, to interest expense, net in the accompanying statements of income.

3.                                      LONG-TERM DEBT

On July 18, 2001, the Company entered into a Loan and Security Agreement (Loan Agreement) with certain investors of the Company for $2,000,000 which was subsequently amended during 2003 to $6,000,000. The Loan Agreement, as amended on February 27, 2004, matured on January 31, 2005, under certain conditions, as defined, or on the occurrence of an event of default, as defined.  The Loan Agreement bore interest at a per annum rate of 20%.

As part of the Financing (also see Notes 6 and 7), the Investors converted the debt and accrued interest into 58,099,748 shares of Series B convertible preferred stock and $1,669,556 of new promissory notes. The promissory notes were issued on May 20, 2004. The notes mature at the earlier of a liquidity event as defined in the Third Amended and Restated Certificate of Incorporation or May 20, 2009. The notes bear an interest at a rate of 8%.

On June 4, 2002, the Company entered into a $3 million revolving line of credit facility with a bank bearing interest at prime plus 1%.  Borrowings under this line of credit were secured by substantially all of the assets of the Company, and by guarantees of certain investors in the Company.  On January 31, 2005, the term of the loan was extended to January 31, 2006 bearing interest at prime.  In 2005 the Company paid the outstanding balance and terminated the facility.  At December 31, 2004, $3,000,000 was outstanding under this line of credit, which is included in long-term debt on the accompanying balance sheet.

On September 16, 2005, the Company entered into a $3 million term note with a bank bearing interest at prime (7.25% at December 31, 2005).  The company obtained this note for the sole purpose of paying off the $3 million revolving line of credit facility that was entered into on June 4, 2002.   The term note is secured by substantially all of the assets of the Company and by guarantees of certain investors in the Company.  Under the terms of the note, the note was due in September 2006 with the option of the Company to renew the note for one year.  During March 2006, the Company exercised the option to extend the note.  Under the extension, the note is due on January 31, 2007. The Company had $3,000,000 and $0 outstanding under the term note at December 31, 2005 and December 31, 2004, which is included in long-term debt on the accompanying balance sheet.  The term note contains certain financial covenants as defined.  At December 31, 2005, the Company was in compliance with these covenants.

On September 16, 2005 the Company entered into a new $3 million revolving line of credit facility with a bank bearing interest at the prime rate (7.25% at December 31, 2005).  Borrowings under this revolving line of credit are secured by substantially all of the assets of the Company.  The revolving line of credit expires on September 16, 2008.  The Company had $0 outstanding at December 31, 2005.

4.                                     INCOME TAXES

The Company provides for income taxes under the liability method in accordance with the provisions of SFAS No. 109, Accounting for Income Taxes.  Under the liability method specified by SFAS No. 109, a deferred tax asset or liability is determined based on the difference between the financial statement and tax bases of assets and liabilities, as measured by the enacted tax rates expected to be in effect when these differences reverse. The provision for income taxes recorded in 2004 primarily represents required alternative minimum tax.

At December 31, 2005 and 2004, deferred tax assets consisted of the following:

	2005	2004
Deferred tax assets:
Net operating loss carryforwards	$10,321,000	$11,761,000
Accrued liabilities	364,000	623,000
Tax credits	2,202,000	1,420,000
Other	882,000	827,000
	13,769,000	14,631,000
Less - valuation allowance	(12,420,000)	(14,631,000)

Net deferred tax asset	$1,349,000	$—

SFAS No. 109 requires a valuation allowance to be recorded if, based on the weight of the available evidence, it is more likely than not that some portion or all of the deferred tax asset may not be realized. During 2005, the Company reversed a portion of its valuation allowance based on its consideration of recent profitable operations, limited projections of future performance and other factors.

As of December 31, 2005 and 2004, the Company has available net operating loss of approximately $25,525,000 and $29,204,000, respectively.  These carryforwards expire at various dates through 2025 and are subject to review and possible adjustment by the Internal Revenue Service.  In addition, ownership changes, as defined under Section 382 of the Internal Revenue Code could limit the use of the net operating loss carryforwards.

5.                                      COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company leases its facilities under operating lease agreements and certain of its equipment under noncancelable capital and operating lease agreements through December 2009.  Future minimum lease commitments under all noncancelable leases at December 31, 2005 are as follows:

	Operating	Capital
	Leases	Leases
2006	$757,935	$1,654,506
2007	757,935	1,610,236
2008	757,935	1,177,254
2009	757,935	55,001
2010	568,451	—

Minimum lease payments	$3,600,191	4,496,997
Less - amount representing interest		482,652
Present value of minimum lease payments		4,014,345
Less - current portion of capital lease obligations		1,392,888

Capital lease obligations, net of current portion		$2,621,457

The balance of equipment under capital leases at December 31, 2005 and 2004 was $4,887,136 and $1,384,356 respectively. The balance of the related accumulated depreciation $1,243,258 and $887,721, respectively. Amortization expense related to the capital leases is included in the amount reported as depreciation and amortization.

Total rent expense for the years ended December 31, 2005 and 2004 was approximately $625,000 and $650,000, respectively.

Litigation

In 2004, the Company settled litigation, which had been accrued at December 31, 2003.  From time to time, the Company is involved in disputes and/or litigation encountered in its normal course of business.  The Company does not believe that the ultimate impact of the resolution of such matters will have a material adverse effect on the Company’s financial statements. As of the date of these financial statements the Company is not aware of any outstanding disputes or litigation.

6.                                     EQUITY

Authorized Capital Stock

In 2000, the Company issued 8,850,026 shares of the Series A convertible preferred stock (the Series A) for gross proceeds of approximately $15,000,000. In 2004 as part of the Financing, the redemption rights of the Series A were eliminated and Series B and C convertible preferred stock was issued.  Shares of Series B were issued in return for outstanding investor debt and a portion of accrued interest.  Shares of Series C stock were issued in return for shares of common stock.

At December 31, 2005, the Company is authorized to issue 120,000,000 and 89,711,650 shares of common stock and preferred stock, $0.01 par value, respectively.  At December 31, 2005, the Company has reserved for issuance the following shares of common stock for the exercise of stock options and the conversion of preferred stock:

Common stock options	7,333,699
Preferred stock options	4,224,875
Convertible preferred stock	85,415,775
96,974,349

Convertible Preferred Stock

The rights and preferences of the preferred stock are as follows:

Dividends

The Series A and B stockholders are entitled to a $0.1352 and $0.0111, respectively, per share cumulative annual dividend.  The dividend accrues whether or not declared by the Board of Directors. Additionally, Series B accrued and unpaid dividends accrue bear interest at 10% per annum. Series C stockholders are not entitled to dividends.

Voting Rights

Each share of the Series A and B is entitled to the number of votes per share on all corporate matters equal to the number of shares of common stock into which the Series A and B converts.  Each share of the Series C is entitled to a vote of the stockholders, with each share entitled to a .15155 of a vote.

Conversion

Each share of the Series A is convertible at the stockholder’s option at any time after the date of issuance. The Series A and B are convertible at an initial rate of $1.69 and $0.111016, respectively per share and subject to adjustment for certain events, as defined. The Series A and B automatically convert to common stock upon the closing of an initial public offering at the then effective conversion price of each. Upon the closing of an initial public offering, Series C automatically converts into such a number of shares of common stock as is determined by dividing the Series C Payout, as defined, per the share price at which the common stock is sold to the public.

In the event of a merger or consolidation of the Company, outstanding shares of Series A and B are convertible into the number and kind of securities of the acquiring or surviving corporation.  Shares of Series C will be paid out according to the Series C Payout schedule, as defined.

Liquidation Preference

In the event of any voluntary or involuntary liquidation, winding-up or dissolution of the Company, the holders of the Series C preferred stock are entitled to receive payments as determined by the Series C preferred stock payout.  The payout is based on net sales proceeds and is increased on an incremental basis for set increases in net sales proceeds as defined in the Articles of Organization. The holders of the Company’s Series B shares are then entitled to an amount equal to $0.3253 on a per share basis.  After the payments have been made to the Series C and B holders, the holders of the Company’s Series A shares are then entitled to an amount equal to $1.69 on a per share basis.  Any remaining assets of the Company are then distributed to the Series A and Series B holders, on an as-converted basis, and to the common stockholders.

7.                                      STOCK OPTION PLANS

Common Stock Option Plan

In February 1998 Board of Directors of the Company approved the adoption of the 1998 Nonqualified Stock Option Stock Plan (the Plan), which provided for the grant of up to 4,781,816 shares of common stock in the form of nonqualified stock options (NQOs). As part of the financing that occurred in 2004, Board approved to increase to 14,885,274 shares.  Under the terms of the Plan, NQOs may be granted to employees, directors or consultants of the Company.  The exercise price of each NQO shall be determined in good faith by the Board of Directors and shall not be less than the fair market value of the common stock on the date of grant.  Option grants under the Plan generally vest over four years and expire within 10 years.

The following table summarizes all common stock option activity under the Plan for the years ended December 31, 2005 and 2004:

			Weighted
		Range of	Average
	Number of	Exercise	Exercise
	Shares	Prices	Price
Outstanding, December 31, 2003	4,386,124	$0.13-0.63	$0.38
Granted	8,566,800	0.01	0.01
Exercised	(7,698,125)	0.01-0.62	0.01
Forfeited	(690,150)	0.01-0.63	0.08

Outstanding, December 31, 2004	4,564,649	0.01-0.63	0.36
Granted	360,450	0.01-0.05	0.03
Exercised	(33,975)	0.13-0.63	0.23
Forfeited	(74,425)	0.01-0.63	0.26

Outstanding, December 31, 2005	4,816,699	$0.01-0.63	$0.34

Exercisable, December 31, 2005	4,212,958	$0.01-0.63	$0.36

The following table summarizes common stock options at December 31, 2005:

	Outstanding			Exercisable
Range of Exercise Prices	Number of Options	Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price

.01 - .06	614,800	9.1	.02	132,410.01
.12 - .18	1,310,833	2.5	.13	1,310,833.13
.19 - .32	506,500	3.0	.25	506,500.25
.38 - .56	468,350	5.2	.45	463,224.45
.57 - .63	1,916,216	4.9	.57	1,799,991.57

Total	4,816,699	4.5	.34	4,212,958.36

Series C Option Plan

In April 2004, as part of the Financing, the Board of Directors of the Company approved the adoption of the 2004 Series C Nonqualified Stock Option Stock Plan (the Plan), which provides for the grant of up to 5,209,736 shares of Series C stock in the form of nonqualified stock options (NQOs).  Under the terms of the Plan, NQOs may be granted to employees, directors or consultants of the Company.  Option grants under the Plan generally vest over four years and expire within 10 years. The Company recorded $0 and $238,722 in compensation expense for in 2005 and 2004 for options granted at a price less than the fair market value of the common stock on the date of grant.

			Weighted
		Range of	Average
	Number of	Exercise	Exercise
	Shares	Prices	Price
Outstanding, December 31, 2003	—	$—	$—
Granted	5,209,728	0.01	0.01
Exercised	(983,486)	0.01	0.01
Forfeited	(179,635)	0.01	0.01

Outstanding, December 31, 2004	4,046,607	0.01	0.01
Granted	190,890	0.10	0.01
Exercised	(100,270)	0.01	0.01
Forfeited	(88,245)	0.01	0.01

Outstanding, December 31, 2005	4,048,982	$0.01	$0.01

Exercisable, December 31, 2005	3,699,622	$0.01	$0.01

The following table summarizes Series C stock options at December 31, 2005:

	Outstanding			Exercisable
Range of Exercise Prices	Number of Options	Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price

.01 - .10	4,048,982	8.4	.01	3,699,622.01

Total	4,048,982	8.4	.01	3,699,622.01

8.                                     RETIREMENT PLAN

On January 1, 1996, the Company adopted a 401(k) retirement plan for eligible employees.  Each participant may elect to contribute up to 15% of his or her compensation for the plan year, subject to certain limitations, as defined.  For the years ended December 31, 2005 and 2004, the Company matched approximately $244,000 and $226,000, respectively.